Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

SciSparc Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, no par value	(1)		23,037,624	$0.6270	$14,444,590.25	0.0001381	$1,994.80

Total Offering Amounts:							$14,444,590.25		1,994.80
Total Fees Previously Paid:
Total Fee Offsets:									918.30
Net Fee Due:									$1,076.50

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the Registrant is also registering hereunder an indeterminate number of additional ordinary shares, no par value of the Registrant, or the Ordinary Shares, that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Consists of an aggregate of 23,037,624 Ordinary Shares consisting of: (i) 18,368,679 Ordinary Shares issuable upon the conversion of a non-recourse convertible promissory note; (ii) 3,651,554 Ordinary Shares issuable upon the exercise of a warrant and (iii) 1,017,391 Ordinary Shares issuable upon the exercise of a pre-funded warrant.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high ($0.661) and low ($0.593) sales prices of the Ordinary Shares as reported on the Nasdaq Capital Market on February 11, 2026.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
	SciSparc Ltd.	(1)	F-4	333-282351	09/26/2024		$	Equity	Ordinary Shares, no par value	5,373,648	$918.30	$
	SciSparc	(2)	F-4	333-282351		09/26/2024							918.30

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	Withdrawal

Offset Note(s):

(2)	Pursuant to Rule 457(p), the registration fee due under this registration statement is being paid with filing fees that have been previously paid with respect to 5,373,648 Ordinary Shares of the Company which remain unsold under the Registrant’s Registration Statement on Form F-4 (File No. 333-282351), originally filed on September 26, 2024 and amended on December 31, 2024, February 13, 2025, March 11, 2025, April 29, 2025, May 14, 2025, May 27, 2025, June 10, 2025, June 25, 2025, and July 8, 2025. On November 4, 2025 the Company filed a request to withdraw the registration statement on Form F-4 and terminated the offering of the unsold securities. After the payment of this registration fee, no amount of previously paid fees with respect to the Registration Statement on Form F-4 (File No. 333-282351) will remain available for future filing fees.